Exhibit 10.2

AMENDMENT #4 TO SUPPLY AGREEMENT

This Amendment #4 (the “Amendment”) to the Supply Agreement by and between Akebia Therapeutics, Inc. (“Akebia”) and STA Pharmaceutical Hong Kong Limited (“STA”) is effective as of April 28, 2026 (the “Amendment Effective Date”). Akebia and STA are each referenced individually herein as a "Party" and together as the “Parties”.

WHEREAS, STA and Akebia entered into a Supply Agreement dated April 2, 2020, as amended on April 15, 2021, April 15, 2024, and August 15, 2025 (collectively, the “Supply Agreement”), under which STA manufactures vadadustat drug substance for purchase by Akebia; and

WHEREAS, the Parties desire to amend the Supply Agreement as set forth in this Amendment.

NOW, THEREFORE the Parties agree as follows:

1.The third section of Article 2 of the Supply Agreement entitled “Affiliates” (and currently misnumbered as Section 2.1) is hereby renumbered to be “Section 2.3”. Any references to Section 2.1 in the Supply Agreement intending to be a reference to the section entitled “Affiliates” is hereby updated to refer to Section 2.3.

2.The following new Section 2.4 is hereby added to the Supply Agreement:

2.4 Federal Contractor. Akebia is an equal opportunity employer and a federal contractor or subcontractor. The Parties agree that, to the extent applicable to the performance of the Supply Agreement, they will abide by the requirements of the Vietnam Era Veterans’ Readjustment Assistance Act, 41 CFR 60-300.5(a) and Section 503 of the Rehabilitation Act of 1973, 41 CFR 60-741.5(a), and that these laws are incorporated herein by reference. These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities and require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment and otherwise treat qualified individuals without discrimination based on their status as protected veteran or individual with a disability. The Parties also agree that, to the extent applicable to the performance of the Supply Agreement, they will abide by the requirements of Executive Order 13496 (29 CFR Part 471, Appendix A to Subpart A), relating to the notice of employee rights under federal labor laws, and certain Federal Acquisition Regulation (“FAR”) provisions and requirements in Exhibit B to which the Parties may be subject as a result of Akebia’s status as a federal contractor. STA acknowledges that it will comply with the principles of Akebia’s Notice of Affirmative Action and Equal Employment Opportunity Policy Statement at https://akebia.com/wp-content/uploads/2019/10/Akebia-EEO-Policy-Statement_FINAL.pdf.

3.The Supply Agreement is hereby amended to add “Exhibit B” attached to this Amendment as Appendix 1.

4.All capitalized terms not defined herein shall have meaning set forth in the Supply Agreement.

5.Except as otherwise provided herein, all provisions of the Supply Agreement, not expressed amended by this Amendment shall remain in full force and effect.

6.This Amendment may be executed by electronic means (including .PDF) and in any number of counterparts, each of which when executed and delivered, shall constitute an original, but all of which together shall constitute one agreement binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Supply Agreement effective as of the Amendment Effective Date written above.

AKEBIA THERAPEUTICS, INC. By: /s/ Justin McCue Print Name: Justin McCue Title: CTO Date: April 30, 2026	STA PHARMACEUTICAL HONG KONG LIMITED By: /s/ Xiaoyong Fu Print Name: Xiaoyong Fu Title: Executive Vice President, Head of STA Date: April 29, 2026,

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